Exhibit 99.1

Cabot Corp Reports Third Quarter Fiscal 2015 Results

Adjusted EPS of $0.64 and Diluted EPS Loss of $7.04

BOSTON--(BUSINESS WIRE)--August 4, 2015--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2015.

Key Highlights

  Purification Solutions asset impairment of $482 million after-tax, post Supreme Court MATS ruling
  Margin pressure in Reinforcement Materials and lower project activity in Specialty Fluids led to lower earnings year over year
  Record results for Performance Chemicals
  Solid cash flow from operations and repurchased 574,000 shares during the third fiscal quarter

(In millions, except per share amounts)	Fiscal 2015		Fiscal 2014
	Third	First	Third	First
	Quarter	9 Months	Quarter	9 Months

Net sales	$694	$2,200	$940	$2,736
Net (loss) income attributable to Cabot Corporation	$(445)	$(374)	$52	$168

Net (loss) earnings per share attributable to Cabot Corporation	$(7.04)	$(5.88)	$0.78	$2.55
Less adjustments:
Discontinued operations	$0.01	$0.01	$(0.01)	$(0.03)
Certain items per share	$(7.69)	$(7.86)	$(0.09)	$-
Adjusted EPS	$0.64	$1.97	$0.88	$2.58

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We experienced another challenging quarter as the weak global macroeconomic environment and the downturn in the oil and gas sector affected our Reinforcement Materials and Specialty Fluids segments. Our volumes held up relatively well on a global basis, with increases in many businesses, but we continued to experience margin pressure in Reinforcement Materials from lower contract pricing, increased competition in Asia and feedstock-related effects. We were pleased with the record EBIT performance of Performance Chemicals, which benefitted from higher volumes. Purification Solutions results improved year over year due to a combination of favorable volumes, higher margins and lower operating costs. We were disappointed with the Supreme Court decision on the MATS regulations. This has created additional uncertainty for the business, which is reflected in the impairment charge we recorded this quarter. We continue to be negatively affected by foreign exchange and the impact of oil prices on LIFO. Finally, we repurchased 574,000 shares during the quarter, bringing the year-to-date repurchases to 1.8 million shares.”

Financial Summary
For the third quarter of fiscal 2015, the net loss attributable to Cabot Corporation was $445 million ($7.04 per diluted common share). The net loss includes an after-tax charge of $486 million from certain items, principally reflecting a non-cash impairment charge of $482 million associated with the Purification Solutions segment. This impairment charge resulted from the Company’s annual goodwill impairment analysis and the U.S. Supreme Court’s recent decision on the MATS regulations. Of the total impairment, $353 million has been allocated to Goodwill, $51 million to Property, plant and equipment, $158 million to Intangible assets and $80 million to a reduction in Deferred income tax liabilities. Adjusted EPS for the third quarter of fiscal 2015 was $0.64 per share.

Segment Results
Reinforcement Materials -- Third quarter fiscal 2015 EBIT in Reinforcement Materials decreased by $30 million compared to the third quarter of fiscal 2014 and increased by $5 million sequentially. The decline in EBIT year over year was principally driven by lower unit margins from lower contract pricing, negative feedstock effects, lower benefits generated from our energy efficiency investments, and the competitive environment in Asia. Volumes during the third quarter of fiscal 2015 were flat with the third quarter of fiscal 2014, with lower contractual volumes in North America and decreases in South America offset by increases in other regions. The sequential improvement in EBIT was principally driven by higher volumes, which improved 7% as higher volumes in China, Japan and North America were partly offset by lower volumes in Europe, South America and Southeast Asia.

As indicated in the table below, during the third fiscal quarter Cabot was successful in growing its share in Japan, recovered from slowdowns during Chinese New Year in the prior quarter and continued to see the impact of lower contracted volumes in North America compared to last year.

Rubber Blacks volume changes	Third Quarter Year over Year Change	Third Quarter Sequential Change
Global	Flat	7%
Japan	14%	10%
Southeast Asia	10%	(3%)
China	3%	28%
Europe, Middle East, Africa	1%	(5%)
North America	(12%)	1%
South America	(5%)	(2%)

Performance Chemicals -- Third quarter fiscal 2015 EBIT in Performance Chemicals increased by $4 million compared to the third quarter of fiscal 2014 due to 7% higher volumes in Specialty Carbons and Formulations driven by strong results in Europe. These impacts were partially offset by 3% lower volumes in Metal Oxides and unfavorable foreign exchange of $5 million. Sequentially, Performance Chemicals EBIT increased by $6 million primarily due to 6% higher volumes in Specialty Carbons and Formulations, due to the end of the destocking experienced in the prior quarter, and 1% higher volumes in Metal Oxides.

Purification Solutions -- Third quarter fiscal 2015 EBIT in Purification Solutions increased by $10 million compared to the third quarter of fiscal 2014 due to higher pricing, lower operating costs, and 47% higher volumes sold to mercury removal customers. Sequentially, Purification Solutions EBIT increased by $2 million compared to the second quarter of fiscal 2015, with higher volumes and improved operating costs partially offset by unfavorable impacts from product mix and inventory change.

Specialty Fluids – Third quarter fiscal 2015 EBIT in Specialty Fluids decreased by $7 million compared to the third quarter of fiscal 2014 due to lower direct sales of fluids, lower project activity and the continued downturn in the oil and gas industry. Sequentially, Specialty Fluids EBIT improved by $4 million compared to the second quarter of fiscal 2015 due to higher activity levels.

Cash Performance -- The Company ended the third quarter of fiscal 2015 with a cash balance of $84 million. During the third quarter of fiscal 2015, the Company generated adjusted EBITDA of $120 million. Uses of cash during the third quarter of fiscal 2015 included $19 million for net working capital, $33 million for capital expenditures, $14 million for dividends and $24 million for share repurchases.

Taxes -- During the third quarter of fiscal 2015, the Company recorded a tax benefit of $64 million for an effective tax rate of 13%. This included a tax benefit from certain items of $81 million, primarily related to the tax effects from the impairment in the Purification Solutions segment. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the third quarter of fiscal 2015 was 27%.

Outlook
“Looking ahead, we expect the markets for the Performance Chemicals segment to remain strong in both specialty carbons and metal oxides. The outlook for Reinforcement Materials is mixed,” Prevost continued, ”with strengthening developed economies and sluggish emerging markets. Although the recent Supreme Court decision on MATS has resulted in greater uncertainty for the mercury removal business, we expect that Purification Solutions will continue to operate at current EBITDA run rates in the near term. The Specialty Fluids business continues to work on a broad portfolio of future project options but the short-term outlook remains challenging.”

“In view of this current environment, the Company remains highly focused on managing costs and cash flow.” Prevost stated, “ At this stage, we have reduced fixed costs by $25 million compared to last year and cut back capital spending by approximately $100 million from beginning of year expectations. Additionally, working capital management is expected to provide approximately $100 million of cash in fiscal 2015. All of these actions are expected to yield free cash flow of $350 to $400 million, which has enabled the company to return $80 million to shareholders in the form of share buybacks through the third fiscal quarter this year, and $56 million in dividends over the last 12 months.”

Earnings Call

The Company will host a conference call with industry analysts at 8:30 a.m. Eastern time on Tuesday, August 4, 2015. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our expectations relating to demand for our products, future earnings, capital expenditures, working capital, free cash flow generation, and uses of available cash are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes( “Total Segment EBIT”), operating tax rate, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net (loss) income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for (loss) income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our chief operating decision maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to (loss) income from continuing operations before income taxes and equity in (loss) income of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the third quarter of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

“Free cash flow” is a non-GAAP financial measure and refers to total segment EBIT, less unallocated corporate expenses, less taxes paid, plus depreciation and amortization, plus the change in net working capital (defined as accounts receivable, inventory, accounts payable and accrued expenses), less capital expenditures. A reconciliation of free cash flow from total segment EBIT for the third quarter of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Third Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2015	2014	2015	2014

Net sales and other operating revenues	$694	$940	$2,200	$2,736

Cost of sales	544	756	1,754	2,197

Gross profit	150	184	446	539

Selling and administrative expenses	67	76	216	245

Research and technical expenses	15	15	44	46
Income from operations	68	93	186	248

Other (expense) income

Interest and dividend income	1	1	3	3

Interest expense	(13)	(14)	(40)	(41)

Other (expense) income (A)	(3)	-	(6)	27

Long-lived assets impairment charge	(209)	-	(209)	-

Goodwill impairment charge	(353)	-	(353)	-

Total other (expense)	(577)	(13)	(605)	(11)

(Loss) income from continuing operations before income taxes and equity in
earnings (loss) of affiliated companies	(509)	80	(419)	237

Benefit (provision) for income taxes (B)	64	(20)	47	(51)

Equity in earnings (loss) of affiliated companies, net of tax	1	(2)	4	(2)

(Loss) income from continuing operations	(444)	58	(368)	184

Income (Loss) from discontinued operations, net of tax (C)	1	(1)	1	(2)

Net (loss) income	(443)	57	(367)	182

Net income attributable to noncontrolling interests	2	5	7	14

Net (loss) income attributable to Cabot Corporation	$(445)	$52	$(374)	$168

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$(7.05)	$0.79	$(5.89)	$2.58

Discontinued operations (C)	0.01	(0.01)	0.01	(0.03)

Net (loss) income attributable to Cabot Corporation	$(7.04)	$0.78	$(5.88)	$2.55

Weighted average common shares outstanding
Diluted (D)	63.3	65.2	63.7	65.0

(A)Other (expense) income for the nine months of fiscal 2014 includes a $29 million non-cash gain on Cabot's existing investment in its Mexican joint venture (NHUMO) recognized upon acquiring our former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.

(B)Included within the provision for income taxes is a tax benefit for the three and nine months ended June 30, 2015 in the amount of $80 million associated with the long-lived asset impairment charge that was recorded in the third quarter of fiscal 2015.

(C)Amounts relate primarily to the divestiture of the Security Materials business.

(D) The weighted average common shares outstanding for both the three and nine months ended June 30, 2015 excludes approximately 0.5 million shares as those shares would be antidilutive due to the Company’s net loss position.

Third Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2015	2014	2015	2014

Sales

Reinforcement Materials (A)	$351	$538	$1,169	$1,583

Performance Chemicals (A)	234	262	700	763
Specialty Carbons and Formulations (A)	159	182	478	531
Metal Oxides (A)	75	80	222	232

Purification Solutions (B)	72	78	219	230

Specialty Fluids (A)	12	24	36	77

Segment sales	669	902	2,124	2,653

Unallocated and other (B) (C)	25	38	76	83

Net sales and other operating revenues	$694	$940	$2,200	$2,736

Segment Earnings Before Interest and Taxes (D)

Reinforcement Materials (A)	$32	$62	$112	$200

Performance Chemicals (A)	48	44	129	127

Purification Solutions	3	(7)	3	(20)

Specialty Fluids (A)	3	10	8	32

Total Segment Earnings Before Interest and Taxes	86	109	252	339

Unallocated and Other

Interest expense	(13)	(14)	(40)	(41)
Certain items (E)	(567)	(7)	(599)	(19)
Unallocated corporate costs	(12)	(14)	(35)	(43)
General unallocated income (expense) (F)	(2)	4	7	(1)
Less: Equity in (earnings) loss of affiliated companies	(1)	2	(4)	2

(Loss) income from continuing operations before income taxes and equity in
earnings of affiliated companies	(509)	80	(419)	237

Benefit (provision) for income taxes (including tax certain items)	64	(20)	47	(51)

Equity in earnings (loss) of affiliated companies	1	(2)	4	(2)

(Loss) income from continuing operations	(444)	58	(368)	184

Income from discontinued operations, net of tax (G)	1	(1)	1	(2)

Net (loss) income	(443)	57	(367)	182

Net income attributable to noncontrolling interests	2	5	7	14

Net (loss) income attributable to Cabot Corporation	$(445)	$52	$(374)	$168

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$(7.05)	$0.79	$(5.89)	$2.58

Discontinued operations (G)	0.01	(0.01)	0.01	(0.03)

Net (loss) income attributable to Cabot Corporation	$(7.04)	$0.78	$(5.88)	$2.55

Adjusted earnings per share
Adjusted EPS (H)	$0.64	$0.88	$1.97	$2.58

Weighted average common shares outstanding

Diluted (I)	63.3	65.2	63.7	65.0

(A)The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, is now a stand-alone reporting segment.

(B)Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(C)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(D)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.

(E)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F)General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G)Amounts relate primarily to the divestiture of the Security Materials business.

(H)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(I)The weighted average common shares outstanding for both the three and nine months ended June 30, 2015 excludes approximately 0.5 million shares as those shares would be antidilutive due to the Company’s net loss position.

Third Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2015	2014
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$84	$67
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $7	563	688
Inventories:
Raw materials	88	111
Work in process	4	2
Finished goods	298	341
Other	42	44
Total inventories	432	498
Prepaid expenses and other current assets	60	69
Deferred income taxes	39	42
Total current assets	1,178	1,364

Property, plant and equipment, net	1,427	1,581

Goodwill	157	536
Equity affiliates	61	68
Intangible assets, net of accumulated amortization of $5 and $33	159	347
Assets held for rent	68	56
Deferred income taxes	137	80
Other assets	49	52

Total assets	$3,236	$4,084

Third Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2015	2014
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$152	$44
Accounts payable and accrued liabilities	387	512
Income taxes payable	27	49
Deferred income taxes	1	1
Current portion of long-term debt	1	24
Total current liabilities	568	630

Long-term debt	971	1,004
Deferred income taxes	52	68
Other liabilities	249	291
Redeemable preferred stock	28	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,162,812 and 64,634,731 shares
Outstanding: 62,914,996 and 64,382,366 shares	63	64
Less cost of 247,816 and 252,365 shares of common treasury stock	(8)	(7)
Additional paid-in capital	-	49
Retained earnings	1,464	1,900
Accumulated other comprehensive income	(255)	(64)
Total Cabot Corporation stockholders' equity	1,264	1,942
Noncontrolling interests	104	122
Total stockholders' equity	1,368	2,064
Total liabilities and stockholders' equity	$3,236	$4,084

CABOT CORPORATION

	Fiscal 2014					Fiscal 2015
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials (A)	$533	$512	$538	$525	$2,108	$460	$358	$351	$-	$1,169
Performance Chemicals (A)	237	264	262	259	1,022	229	237	234	-	700
Specialty Carbons and Formulations (A)	163	186	182	178	709	157	162	159	-	478
Metal Oxides (A)	74	78	80	81	313	72	75	75	-	222
Purification Solutions	72	80	78	85	315	76	71	72	-	219
Specialty Fluids (A)	28	25	24	21	98	16	8	12	-	36
Segment Sales	870	881	902	890	3,543	781	674	669	-	2,124
Unallocated and other (B)	28	17	38	21	104	31	20	25	-	76

Net sales and other operating revenues	$898	$898	$940	$911	$3,647	$812	$694	$694	$-	$2,200

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials (A)	$73	$65	$62	$59	$259	$53	$27	$32	$-	$112
Performance Chemicals (A)	37	46	44	41	168	39	42	48	-	129
Purification Solutions	(9)	(4)	(7)	1	(19)	(1)	1	3	-	3
Specialty Fluids (A)	13	9	10	7	39	6	(1)	3	-	8
Total Segment Earnings Before Interest and Taxes	114	116	109	108	447	97	69	86	-	252

Unallocated and Other
Interest expense	(14)	(13)	(14)	(14)	(55)	(13)	(14)	(13)	-	(40)
Certain items (D)	24	(36)	(7)	(9)	(28)	(26)	(6)	(567)	-	(599)
Unallocated corporate costs	(13)	(16)	(14)	(11)	(54)	(12)	(11)	(12)	-	(35)
General unallocated (expense) income (E)	-	(5)	4	(1)	(2)	6	3	(2)	-	7
Less: Equity in (earnings) loss of affiliated companies	(2)	2	2	(2)	-	(1)	(2)	(1)	-	(4)

(Loss) income from continuing operations before income taxes and
equity in earnings (loss) of affiliated companies	109	48	80	71	308	51	39	(509)	-	(419)

Benefit (provision) for income taxes (including tax certain items)	(24)	(7)	(20)	(41)	(92)	(3)	(14)	64	-	47
Equity in earnings (loss) of affiliated companies	2	(2)	(2)	2	-	1	2	1	-	4

(Loss) income from continuing operations	87	39	58	32	216	49	27	(444)	-	(368)
Income (loss) from discontinued operations, net of tax (F)	(1)	-	(1)	4	2	-	-	1		1

Net (loss) income	86	39	57	36	218	49	27	(443)	-	(367)

Net income attributable to noncontrolling interests	6	3	5	5	19	4	1	2	-	7

Net (loss) income attributable to Cabot Corporation	$80	$36	$52	$31	$199	$45	$26	$(445)	$-	$(374)

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01	$0.69	$0.41	$(7.05)	$-	$(5.89)
Discontinued operations (F)	(0.01)	(0.01)	(0.01)	0.05	0.02	-	-	0.01	-	0.01
Net (loss) income attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03	$0.69	$0.41	$(7.04)	$-	$(5.88)

Adjusted earnings per share
Adjusted EPS (G)	$0.87	$0.83	$0.88	$0.85	$3.43	$0.80	$0.53	$0.64	$-	$1.97

Weighted average common shares outstanding
Diluted (H)	64.8	65.1	65.2	65.1	65.1	64.6	63.0	63.3	-	63.7

(A)The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, is now a stand-alone reporting segment.

(B)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(C)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.

(D)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(E)General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F)Amounts relate primarily to the divestiture of the Security Materials business.

(G)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(H)The weighted average common shares outstanding for both the three and nine months ended June 30, 2015 excludes approximately 0.5 million shares as those shares would be antidilutive due to the Company’s net loss position.

Third Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions	2015	2014	2015	2014

Cash Flows from Operating Activities:
Net (loss) income	$(443)	$57	$(367)	$182
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	48	50	140	150
Other non-cash charges (income), net	492	(6)	507	(27)
Changes in assets and liabilities:
Changes in certain working capital items (A)	(12)	14	29	(128)
Changes in other assets and liabilities, net	(15)	-	(41)	(14)
Cash dividends received from equity affiliates	3	1	10	22
Cash provided by operating activities	73	116	278	185

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(33)	(45)	(103)	(115)
Cash paid for acquisition of business, net of cash acquired of $7 million	-	-	-	(73)
Other investing activities, net	(1)	215	(8)	210
Cash (used in) provided by investing activities	(34)	170	(111)	22

Cash Flows from Financing Activities:
Change in debt, net	(7)	(257)	51	(136)
Cash dividends paid to common stockholders	(14)	(14)	(42)	(40)
Other financing activities, net	(28)	(6)	(95)	(12)
Cash (used in) provided by financing activities	(49)	(277)	(86)	(188)
Effect of exchange rates on cash	-	3	(64)	(13)
(Decrease) increase in cash and cash equivalents	(10)	12	17	6
Cash and cash equivalents at beginning of period	94	89	67	95
Cash and cash equivalents at end of period	$84	$101	$84	$101

(A)Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

Third Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months		Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions				Per Share After Tax
	2015	2014	2015	2014	2015	2014	2015	2014
	$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Impairment of goodwill and long-lived assets	$(563)	$ ―	$(563)	$ ―	$(7.58)	$ ―	$(7.53)	$	―
Global restructuring activities	(2)	(3)	(14)	(24)	(0.03)	(0.04)	(0.16)		(0.25)
Acquisition and integration-related charges	—	—	(2)	(5)		—	(0.03)		(0.05)
Employee benefit plan settlement	—	—	(18)	—		—	(0.20)		—
Foreign currency loss on revaluations	(2)	(3)	(2)	(3)	(0.02)	(0.04)	(0.02)		(0.03)
Gain on existing investment in NHUMO		—	—	29		—	—		0.45
Legal and environmental matters and reserves	—	(1)		(16)		(0.01)	—		(0.16)
Total certain items, pre-tax	(567)	(7)	(599)	(19)	(7.63)	(0.09)	(7.94)		(0.04)

Tax impact of certain items	81	2	90	16
Certain items after tax	(486)	(5)	(509)	(3)	(7.63)	(0.09)	(7.94)		(0.04)

Tax-related certain items

Discrete tax items	(1)	(1)	7	2	(0.02)	—	0.11		0.04

Total tax-related certain items	(1)	(1)	7	2	(0.02)	-	0.11		0.04

Total certain items after tax	$(487)	$(6)	$(502)	$(1)	$(7.65)	$(0.09)	$(7.83)		$-

Discontinued operations after income taxes (B)	$1	$(1)	$1	$(2)	$0.01	$(0.01)	$0.01		$(0.03)

Total discontinued operations after tax	$1	$(1)	$1	$(2)	$0.01	$(0.01)	$0.01		$(0.03)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)	2015	2014	2015	2014

Statement of Operations Line Item (C)

Cost of sales	$(1)	$(2)	$(21)	$(28)

Selling and administrative expenses	(1)	(2)	(13)	(17)

Other (expense) income	(565)	(3)	(565)	26
Total certain items, pre-tax	$(567)	$(7)	$(599)	$(19)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2015	2014	2015	2014

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Benefit (provision) for income taxes	$64	$(20)	$47	$(51)

Less: Tax impact of certain items	81	2	90	16

Less: Tax-related certain items	(1)	(1)	7	2

Provision for income taxes, excluding certain items	$(16)	$(21)	$(50)	$(69)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2015	2014	2015	2014

Reconciliation of the effective tax rate to the operating tax rate

Benefit (provision) for income taxes	$64	$(20)	$47	$(51)

Effective tax rate	13%	25%	11%	22%

Impact of discrete tax items:
Unusual or infrequent items	-%	(1%)	(1%)	(1%)
Items related to uncertain tax positions	-%	-%	(2%)	2%
Other discrete tax items	-%	1%	1%	(1%)
Impact of certain items	14%	2%	18%	5%
Operating tax rate	27%	27%	27%	27%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2015 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2015(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net (loss) income per share attributable to Cabot Corporation	$0.69	$0.41	$(7.04)	$ ―	$(5.88)
Less: Net income per share from discontinued operations(B)	—	—	0.01	—	0.01
Net income per share from continuing operations	$0.69	$0.41	$(7.05)	$ ―	$(5.89)
Less: Certain items after tax per share	(0.11)	(0.12)	(7.65)	—	(7.83)
Less: Dilutive impact of shares (D)	—	—	(0.04)	—	(0.03)
Adjusted earnings per share	$0.80	$0.53	$0.64	$ ―	$1.97

Periods ended (unaudited)	Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03
Less: Net (loss) income per share from discontinued operations(B)	(0.01)	(0.01)	(0.01)	0.05	0.02
Net income per share from continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01
Less: Certain items after tax per share	0.37	(0.28)	(0.09)	(0.42)	(0.42)
Adjusted earnings per share	$0.87	$0.83	$0.88	$0.85	$3.43

(A)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.
(B)	Amounts relate primarily to the divestiture of the Security Materials business.
(C)	This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.
(D)	Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss in Q3 2015 is driven by a Certain Item, so the Company believes this approach provides the most comparable presentation possible.

CONTACT:
Cabot Corporation
Investor Contact:
Jim Kelly, 617-342-6020